UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 17, 2015

NATIONSTAR MORTGAGE HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35449	45-2156869
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8950 Cypress Waters Boulevard
Coppell, Texas 75019
(Address of principal executive offices)

(469) 549-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Nationstar Mortgage Holdings Inc. (“Nationstar”) has announced that Jay Bray, Nationstar’s President & Chief Executive Officer, and Robert Stiles, Nationstar's Chief Financial Officer, will be engaging in certain investor meetings on Thursday, December 17, 2015. Nationstar intends to use the presentation filed as Exhibit 99.1 to this Form 8-K during such meetings.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On December 17, 2015, Nationstar issued a press release announcing that its Board of Directors authorized the repurchase of up to $150 million of its outstanding common stock through December 16, 2016.  A copy of the press release is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Nationstar Mortgage Holdings Inc. Update dated December 17, 2015

99.2	Nationstar Holdings Inc. Press Release dated December 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date:	December 17, 2015	By:	/s/ Robert D. Stiles
Robert D. Stiles
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Nationstar Mortgage Holdings Inc. Update dated December 17, 2015

99.2	Nationstar Holdings Inc. Press Release dated December 17, 2015.